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                                  NSAR ITEM 77O

                      VKAC Advantage Municipal Income Trust
                               10f-3 Transactions


  Underwriting #       Underwriting            Purchased From         Amount of shares      % of Underwriting    Date of Purchase
                                                                         Purchased

         1          Emp. St. Dev. Corp.         Paine Webber             5,000,000            2.550%             02/26/98
         2           Long Island Power          Bear Stearns             8,000,000            0.236%             05/13/98

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